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                                                                EXHIBIT 12.2

                PUBLIC SERVICE COMPANY OF OKLAHOMA (CONSOLIDATED)
                       RATIO OF EARNINGS TO FIXED CHARGES
                    FOR THE TWELVE MONTHS ENDED JUNE 30, 1997
                            (Thousands Except Ratio)
                                   (Unaudited)


Operating Income                                                     $99,671

Adjustments:
  Income taxes                                                        34,209
  Provision for deferred income taxes                                  3,123
  Deferred investment tax credits                                     (2,784)
  Other income and deductions                                            138
  Allowance for borrowed and equity funds
    used during construction                                           2,222
                                                                   ---------

       Earnings                                                     $136,579
                                                                   =========

Fixed Charges:
  Interest on long-term debt                                         $30,676
  Amortization of debt issuance cost                                   1,749
  Other interest                                                       4,186
                                                                   ---------

       Fixed Charges                                                 $36,611
                                                                   =========


Ratio of Earnings to Fixed Charges                                      3.73
                                                                   =========